SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 20, 2004

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 THIRD AVENUE, WMT 1601
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2004, Washington Mutual, Inc. (the “Company”) entered into an Employment Agreement with Stephen J. Rotella, pursuant to which the Company will employ Mr. Rotella as its President and Chief Operating Officer (the “Employment Agreement”).  The Employment Agreement is dated effective as of January 10, 2005, and contains the terms described below.  The following summary description is qualified in its entirety by reference to the Employment Agreement, which is attached to this Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

-                      Duties.  Mr. Rotella will have the title of President and Chief Operating Officer and shall at all times retain either title, unless he agrees otherwise and any such change does not diminish, reduce or impair his authority, responsibilities or duties.  Mr. Rotella’s duties shall be reasonably directed by the Company’s Board of Directors from time to time, and shall include, in cooperation with the Company’s Chief Executive Officer, responsibility for the operating strategies of the Company and other customary duties.  Mr. Rotella will report to Kerry K. Killinger, the Company’s Chairman and Chief Executive Officer.

-                      Compensation.  Mr. Rotella’s compensation shall be determined by the Human Resources Committee of the Company’s Board of Directors (the “HR Committee”) and will be reviewed annually.  During his employment, however, there may be no reduction in Mr. Rotella’s base salary, target bonus, stock options, restricted stock and performance share grant amounts without his consent and the Company has no implied obligation to raise his compensation at any time.  Mr. Rotella’s starting annual salary will be $900,000 and his 2005 target cash performance bonus will be $2,500,000.  The bonus will be paid pursuant to the Company’s Leadership Bonus Plan, and for 2005 is guaranteed to be not less than $2,000,000.  In addition, the Company will pay Mr. Rotella a one-time cash payment of $2,600,000 upon his commencement of employment.  Mr. Rotella will also be enrolled as a participant in all employee benefit plans (including retirement and insurance plans) available to other Company officers, and will be entitled to receive such other perquisites as the Board or the HR Committee may from time to time deem appropriate.

-                      Restricted Stock.  On his first day of employment, Mr. Rotella will receive a one-time award of 220,000 restricted shares of Company common stock pursuant to the Company’s Equity Incentive Plan.  The sale and transfer restrictions on the shares will lapse pursuant to the following vesting schedule:  40% of the shares vest on July 31, 2005, 35% of the shares vest on January 31, 2006 and 25% of the shares vest on January 31, 2010.

-                      Employment Term.  Mr. Rotella’s employment may be terminated by the Company’s Board of Directors in its sole discretion, or Mr. Rotella in his sole discretion, at any time.  In the event he is terminated or resigns upon or within three years after a “change in control” (as defined in Section 11 of the Employment Agreement) of the Company, is terminated by the Company other than for “cause” (as defined in Section 6(i) of the Employment Agreement), or dies or becomes disabled while employed by the Company, (i) all stock options held by Mr. Rotella shall become immediately vested and exercisable until the earlier of the second anniversary of his termination date or the options’ expiration date; (ii) the restrictions on Mr. Rotella’s restricted stock will immediately lapse (subject to exclusion by the HR Committee of any grants made after March 1, 2005); and (iii) all performance share awards shall vest and become payable to Mr. Rotella in accordance with their terms after completion of the applicable performance period.  In addition, Mr. Rotellas is entitled to the following benefits:

-                      Termination After a Change in Control.  If Mr. Rotella is terminated for any reason or resigns for “good cause” (as defined in Section 12 of the Employment Agreement) upon or within three years after a “change in control” (as defined in Section 11 of the Employment Agreement) of the Company, the Company or its successor will pay Mr. Rotella an amount equal to three times his “annual compensation” (as defined in Section 6(d) of the Employment Agreement).  If any of these benefits payable to Mr. Rotella are deemed to constitute a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, the Company will pay Mr. Rotella certain tax gross-up payments as described in Section 6(e) of the Employment Agreement.

-                      Termination by the Company without Cause.  If Mr. Rotella is terminated by the Company other than for “cause” (as defined in Section 6(i) of the Employment Agreement), then upon executing the Company’s form Separation Agreement, Mr. Rotella will be entitled to the benefits described in (i), (ii) and (iii) above and an amount equal to two times his “annual compensation” (as defined in Section 6(d) of the Employment Agreement).

-                      Termination Upon Death or Disability.  Upon Mr. Rotella’s death or disability, his employment shall terminate, and neither he nor his estate shall be entitled to further compensation from the Company pursuant to the Employment Agreement, except for payments under life and disability insurance policies, any sums which may be available under applicable employee benefit plans, and the amounts described above.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 21, 2004, the Company announced the appointment of Stephen J. Rotella as the Company’s new President and Chief Operating Officer.  Mr. Rotella will assume his new position with the Company on January 10, 2005 and will report to Kerry K. Killinger, the Company’s Chairman and Chief Executive Officer.  The Company will employ Mr. Rotella pursuant to the terms of the Employment Agreement attached to this Form 8-K as Exhibit 10.1, and as described in this Form 8-K above under Item 1.01.  Mr. Rotella, age 51, served on the JP Morgan Chase Executive Committee and has been the Chief Executive Officer, Chase Home Finance and EVP, JP Morgan Chase since 2001.  At Chase, he led all residential lending and had responsibility for the capital markets, portfolio management, marketing, credit, human resources, finance and legal activities of those businesses.  He was also responsible for JP Morgan Chase’s Community Development Group.  Previously, Mr. Rotella was the Chief Operating Officer, Chase Home Finance from 1998 to 2001.

Kerry Killinger held the position of President of the Company prior to the appointment of Mr. Rotella.  Mr. Killinger will remain the Chairman and Chief Executive Officer of the Company.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

(c)                Exhibits

10.1	Employment Agreement by and between Washington Mutual, Inc. and Stephen J. Rotella, executed on December 20, 2004 and effective as of January 10, 2005, together with a Binding Arbitration Agreement (Exhibit A), Separation Agreement (Exhibit B) and Offer Letter.

99.1	Press Release, dated December 21, 2004, announcing the appointment of Stephen J. Rotella as President and Chief Operating Officer.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2004		WASHINGTON MUTUAL, INC.
	By:	/s/ Fay L. Chapman Fay L. Chapman Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement by and between Washington Mutual, Inc. and Stephen J. Rotella, executed on December 20, 2004 and effective as of January 10, 2005, together with a Binding Arbitration Agreement (Exhibit A), Separation Agreement (Exhibit B) and Offer Letter.

99.1	Press Release, dated December 21, 2004, announcing the appointment of Stephen J. Rotella as President and Chief Operating Officer.